UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 20, 2005, Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into an agreement (the “Amendment”) with Lighthouse Capital Partners V, L.P. (“Lighthouse”) amending certain provisions of that certain Loan and Security Agreement dated as of March 26, 2004, as amended (the “Loan Agreement”).

     Under the original terms of the Loan Agreement, Alnylam had the ability to draw down amounts under its line of credit with Lighthouse through June 30, 2005, upon adherence to certain conditions. Under the terms of the Loan Agreement, as amended by the Amendment, Alnylam has the ability to draw down amounts under its line of credit with Lighthouse through January 1, 2006, upon adherence to certain conditions.

     In consideration of the agreements of Lighthouse contained in the Amendment, Alnylam has agreed to pay to Lighthouse a fee equal to (1) three-quarters of one percent (0.75%) multiplied by (2) the dollar amount of the Commitment (as defined in the Loan Agreement) remaining as of October 1, 2005, as described in the Amendment.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: June 24, 2005	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 02 dated June 20, 2005 to Loan and Security Agreement dated as of March 26, 2004, as amended, by and between Alnylam and Lighthouse Capital Partners V, L.P.